EXHIBIT 10.26

                    GENERAL TERMS & CONDITIONS OF SALE OF OTI

1.       ORDERS,  PRODUCTS  AND  SOFTWARE*
         Unless otherwise stated in a written agreement signed by OTI Asia Pacific Ltd. (hereafter called "VENDOR"), the terms and conditions herein shall apply to sales made by the Vendor. Notwithstanding anything to the contrary stated in Buyer's conditions of purchase, Buyer agrees that Vendor's acceptance in writing or by electronic mail or by EDI (when either system has been agreed by Vendor for the purposes hereof) of Buyer's order constitutes Buyer's acceptance (1) of the conditions set out herein and (2) that none of the Buyer's conditions of purchase shall apply. Where Software is supplied by Vendor to Buyer, whether or not in combination with products, Buyer acknowledges that use of that Software is governed by Vendor or third party software license terms and conditions applicable to that software. All the conditions herein included, except that in Clause 8.1, shall also apply to the supply of software so long as they are not inconsistent with the applicable software license terms and conditions.

2.       PRICE  AND  PACKAGING
         The price is Ex-Works INyCOTERMS 1990, excluded any applicable tax, customs duty and/or levy imposed by any public authority, all of which Buyer shall additionally be liable to pay to Vendor and any other expenses the Buyer shall pay directly. Prices are based on current economic and financial conditions at the date of quotation of Vendor, they are liable at any time to be adjusted to take account of any fluctuation in such conditions. The cost of non standard packaging is not included. Reasonable instructions of the Buyer concerning non standard packaging, weight and customs shall be abided by Vendor provided that Buyer had given precise instructions with reasonable prior notice. The corresponding additional costs shall be charged to Buyer.

3.       DELIVERIES

         3.1 Unless otherwise agreed in writing by Vendor, delivery shall be made and transfer of products shall be at Buyer's own risk.

         3.2 Any delivery dates quoted for delivery by Vendor are estimates only. Buyer agrees to accept the delivery date for the products as determined by Vendor, in Vendor's order acknowledgment form or equivalent document.

         3.3 Vendor reserves the right to allocate production and deliveries among its various customers at Vendor's sole discretion and under any circumstances.

         3.4 In the event of any default by Buyer, Vendor may decline to make further shipments or may elect to continue to make shipments notwithstanding such default.

         3.5 Orders accepted by the Vendor are firm and non cancelable by the Buyer except (i) upon Vendor's default which shall not have been corrected within 30 days from Buyer's notice to such effect or (ii) upon Vendor's written agreement, which shall only be considered on a case by case basis and shall be subject to appropriate indemnification by Buyer for costs and lost of profit incurred by Vendor.

         3.6 Failure to deliver by the due date shall not give Buyer any right to compensation nor impose any responsibility or liability on Vendor

         3.7 Any claim regarding non-conformity of product with specifications will be accepted by Vendor only if each of the following three conditions have been met:

             3.7.1 The Buyer's claim must be submitted in writing to Vendor within one month after the delivery date. After such one month period has expired, all products shall be deemed accepted. After agreement with Vendor, Buyer shall return the whole batch of non-accepted products. Each allegedly non-conforming batch of products must be accompanied by a written statement of the Buyer containing the precise reason for rejection and the corresponding test report and proof of purchase,

             3.7.2 The return must be made at the Buyer's cost; and

             3.7.3 Products must not have been modified or damaged or
                   manipulated for any reason whatsoever.

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* "Software" means computer programs, software and firmware whether in printed or machine readable form, including software on magnetic tape, disc or in a ROM forming part of the product.

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         3.8 The provisions of paragraph 3.6 and 3.7 above shall not apply to batches of products accepted by Buyer in Vendor's factory.

4.       PRODUCTS SPECIFICATIONS
         Specifications for products shall be Vendor's specifications as existing in the published data sheet at the time of the order acknowledgment, except if particular specifications are given by Buyer and accepted by Vendor.

         Except as otherwise specifically agreed in writing by Vendor, Vendor reserves the right to change at any time the specifications of any product manufactured by Vendor (including all statements and data appearing in Vendor's catalogues, data sheets and advertisements) without notice.

5.       CONDITIONS  OF  PAYMENT

         Payment shall be made by Buyer for products cash upon receipt of invoice except as otherwise agreed in writing. Failure to pay an invoice in the stipulated period shall permit Vendor without further notice and without prejudice to any other rights it may have, to cancel any discount which may have been granted to Buyer on the said invoice, as well as to charge interest equal to the maximum allowed by the applicable laws, for the full duration of the payment delay. Vendor reserves the right at any time to require full or partial payment in advance of delivery.

6.       FORCE  MAJEURE

         Neither party shall be responsible or liable for any delay or failure in performance arising as a result of any occurrence or contingency beyond its reasonable control, including but not limited to, capacity constraints, accident, act of God, acts of the public enemy, earthquake, fire, flood, labor disputes, strikes, riots, civil commotion, war (declared or not) unanticipated manufacturing problems, novelty of products, requirements or acts of any government or agency thereof, judicial action, inability to secure materials on a timely basis (except if such inability results from negligence of Vendor) and failure or delays in transportation. The delayed party shall send written notice of the delay and the reason therefor to the other party as soon as possible after the party delayed knew of the cause of delay in question.

7.       RESERVATION  OF  TITLE

         TITLE IN THE PRODUCTS SHALL REMAIN WITH VENDOR UNTIL IT HAS RECEIVED FULL PAYMENT FOR SUCH PRODUCTS NOTWITHSTANDING DELIVERY TO BUYER. Upon Buyer's failure to make payment by the due date, Vendor may take back possession of the products delivered and to that end, Buyer hereby grants Vendor or anyone designated by him access to the premises, whereat the products have been stored.

8.       WARRANTY

         8.1 Subject to the terms hereof, Vendor warrants that its products shall conform to the applicable specifications referred to in Clause 4 for a period of one year from delivery. This warranty is given solely to the Buyer (as opposed to any third parties, including third parties who bought the Vendor's products from Buyer), and shall not apply: (i) if products have been damaged; or
             (ii) if defects result from misapplications and/or modifications not authorized by the Vendor which have been made to the products by any one other than the Vendor; or (iii) if products have been submitted to abnormal conditions (mechanical, electrical or thermal) during storage installation of use; or (iv) if products are used in a non-standard environment. A non standard environment is an environment requiring a robustness not documented in the applicable specification such as without limitation, space, military or nuclear environments; or (v) to product supplied at request of Buyer which Vendor has indicated may not conform (risk products) to applicable technical specifications or constitute experimental, developmental or non-qualified products; or (vi) if the non-conformance of products results from excess usage of the maximum values (temperature limit, maximum voltage etc.) defined by Vendor, or from an incorrect choice of application by Buyer or from use other than in accordance with the relevant specification; or
             (vii) to those products referred to in clause 8.2; or (viii) to any other default not attributable to Vendor. If Vendor determines the products are non-conforming, Vendor will, at Vendor's option, repair or replace the non-conforming products, or issue a credit or rebate of the purchase price. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR TERMS EXPRESS OR IMPLIED BY STATUTE OR COMMON LAW (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABLE QUALITY OR SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR USAGE).

         8.2 Vendor's products are not designed nor are they authorized for use in life supporting devices or systems. Vendor expressly disclaims any responsibility for such usage which shall be made at Buyer's sole risk, even if Vendor has been informed in writing of such usage. Buyer shall indemnify Vendor, its officers, employees and affiliates against all claims arising directly or indirectly from Buyer's incorporation of the products in any application or system where failure of the product could lead to death or personal injury.

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9.       LIMITATION OF LIABILITIES

         VENDOR SHALL HAVE NO LIABILITY UNDER THESE GENERAL TERMS AND CONDITIONS OF SALE FOR LOSS ARISING FROM ANY CLAIM MADE AGAINST BUYER, OR FOR INDIRECT INCIDENTAL CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR LOSS OF USE, BASED ON ANY BREACH OR DEFAULT OF VENDOR, INCLUDING ANY BREACH OR DEFAULT ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK COPYRIGHT, MASK WORK RIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT. BUYER'S SOLE REMEDY AND VENDOR'S SOLE AND TOTAL LIABILITY FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT (INCLUDING BRACH OF WARRANTY) OR TORT (INCLUDING NEGLIGENCE OR MISREPRESENTATION) OR UNDER STATUTE OR OTHERWISE SHALL BE LIMITED TO AND SHALL NOT EXCEED THE PRICE ALLOCABLE TO THE PRODUCTS AND OR SOFTWARE WHICH GIVES RISE TO THE CLAIMS. BUYER SHALL ALWAYS INFORM VENDOR OF ANY BREACH AND AFFORD IT REASONABLE OPPORTUNITY TO CORRECT THE BREACH.

10.      INTELLECTUAL

         PROPERTY RIGHTS Because of the complexity of manufacturing techniques for electronic components and of the intellectual property rights pertaining thereto, Vendor is not able to declare that its products do not infringe the intellectual property rights of third parties. In the event that a third party makes a claim alleging that products delivered to Buyer infringe such third party's intellectual property rights, Vendor undertakes at its option and charge to defend the claim or seek a compromise; if an unfavorable and final judgment is rendered against Vendor, it shall at its option take out a license from the above mentioned third party or shall modify the products in such a way as to avoid infringement. If such a solution shall be impracticable for economic and/or technical reasons, Vendor shall accept the return of the product supplied and shall reimburse the Buyer up to a maximum equal to the amount paid by the Buyer for the products deemed to infringe. The preceding indemnification shall only be due by the Vendor provided that Buyer (1) promptly notifies Vendor in writing of the claim of infringement (2) allows Vendor to control and cooperates with Vendor in the defense and any related settlement action. Furthermore, such indemnification does not apply to any claims of infringement involving products made, provided or modified by Vendor in compliance with the requirements or specifications of Buyer, from the combination or use of products supplied with any other product or from any modification to the programming of products made other than by Vendor. Buyer agrees to indemnify Vendor against all damages and costs resulting from any such claims of infringement made against Vendor. The above provisions constitute the entire undertaking of Vendor towards Buyer in the event of any intellectual property right claim of a third party with regard to products supplied by Vendor.

11.      JURISDICTION - APPLICABLE LAW

         In the case of dispute and in the absence of an amicable settlement, the only competent jurisdiction and the applicable law shall be of the Vendor's country. The UN Convention on Contracts for the International Sale of Goods shall not apply to these General Terms and Conditions of Sale.

12.      GENERAL

         12.1 SEVERANCE. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable provision had never been contained herein.

         12.2 EXPORT CONTROL LAWS. Buyer undertakes to comply with all applicable laws, regulations, decrees and ordinances, related to the Buyer's use, sale or transfer of the products supplied thereunder.

         12.3 WAIVER. A waiver of a breach or default under these General Terms and Conditions of Sale shall not be a waiver of any subsequent default. Failure of Vendor to enforce compliance with any term or condition hereof shall not constitute a waiver of such term or condition.

         12.4 SOFTWARE. 1. Title to Software including without limitation copyright, is owned by Vendor or Vendor licensers and no title is transferred to Buyer. 2. Buyer shall not copy, modify, translate, disassemble or decompile the Software. Buyer shall use the Software in connection with the product and not otherwise. The Software may only be transferred when the product to which it relates is transferred. The rights granted in this Clause 12.4 may be terminated in the event of a breach by Buyer of any of the terms of these General Terms and Conditions of Sale.

         12.5 NO LICENSES. No license under any intellectual property right of Vendor is granted herein except the right to use or resell any product sold by Vendor to Buyer for the purposes for which it was sold.